BRIDGE LOAN AGREEMENT

     THIS BRIDGE LOAN AGREEMENT (the "Agreement"), is entered into by and between Pipeline Technologies, INC. F/K/A Wallstreet Racing Stables, Inc, a Colorado corporation with its principal place of business located at 1001 Kings Avenue, suite 200, Jacksonville, FL, 32207 (the "Company") and ______________who resides at _______________ (the "Lender"), (individually referred to as the "Party" and collectively referred to as the "Parties"), effective as of October 13, 2000.

                                    RECITALS

     WHEREAS, the Company is in the process of finalizing a $10,000,000 funding with Global Development Group, Gmbh. as evidenced by a letter of commitment dated October 10, 2000.

     WHEREAS, the Lender desires to lend to the Company the amount of three hundred thousand dollars ($300,000), which shall be repaid from the proceeds of funding contemplated to be received at the closing of the financing with Global Development Group, Gmbh.

     NOW THEREFORE, in consideration of the Recitals that shall be deemed to be a substantive part of this Agreement and the mutual covenants, promises, agreements, contained in this Agreement, the parties hereby agree as follows:


                                    ARTICLE I

                                      Loan

     1.1  Loan.
          ----
          The Lender will lend to the Company the amount of three hundred thousand dollars ($300,000) (the "Principal Amount"). The Lender will transfer the Principal Amount to the Company in collectable funds promptly following execution of this Agreement by the Lender.

     1.2  Repayment.
          ----------
          Subject to Sec. 1.3 herein, repayment from the Company to the Lender shall be due upon the closing of the Financing, or 30 days from the effective date of this Agreement, whichever comes first. In the event that the Financing does not occur within 30 days from the effective date of this Agreement, the Parties agree to a 15 day extension of such repayment. The repayment shall consist of:

          a)   The Principal Amount of $300,000;

          b)   12% per annum interest (the "Interest"); and

          c) Common Stock in the amount of 200,000 shares to be issued pursuant to the loan closing.


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


     1.3  Conversion.
          ----------

          a) In the event that the closing of the Financing does not occur within the 30 day repayment period or the 15 day extension period herein, the Lender shall have the option in its sole discretion to either:

               (i) demand the Company repay the full amount in cash, the Principal Amount of $300,000, plus accrued interest at the rate of 12% per annum;

                           or

               (ii) convert  the  Principal  Amount of  $300,000,  plus  accrued interest at the rate of 12% per annum, to shares of Common Stock of the Company at the conversion rate of $0.50 per share.

          b) In the event that the Lender elects to convert the Principal Amount plus Interest into shares of Common Stock, the Lender shall give such notice to the Company upon expiration of the repayment period and extension herein, and shall request instructions from the Lender for the issuance of said stock of the Company. The Lender shall receive 200,000 shares of Common Stock of the Company bearing the restrictive legend as required by Rule 144 of the Securities Act of 1933, and subject to any and all restrictions as required by federal and state law. Any shares of stock issued pursuant to this section shall have piggyback registration rights in accordance with Sec. 1.4 herein.

          c) Repayment in cash, or conversion into stock as stated herein, shall be in complete and full satisfaction of the Company's obligations to the Lender under this Agreement, and the Lender shall not be entitled to any additional consideration including, but not limited to, the granting of stock warrants.

     1.4  Piggyback Registration Rights.
          ------------------------------
          The Company shall provide "piggyback" registration rights for the shares to be acquired under this Agreement, on any registration statement on an appropriate form filed subsequent to this Agreement. Piggyback registration rights shall mean that, if at any time subsequent to the effective date of this Agreement, the Company proposes to register any of its common stock under the Securities Act of 1933 in connection with a public offering of such common shares, which would also permit registration of the common stock already issued by the Company, the Company shall use its best efforts to cause the shares to be registered. In the event that the registration herein is for an offering involving an underwriting, the right to register securities pursuant to this section shall be conditioned upon any limitations and objections of the underwriter of the offering.

                                   ARTICLE II

                               General Provisions

     2.1  Entire Agreement.
          -----------------
          This Agreement constitutes the entire understanding of the Parties with regard to this Agreement and the subject matter herein. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth herein. No modification or amendment of this Agreement shall be binding unless executed in writing by all parties.

     2.2  Headings.
          ---------
          The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions of this Agreement.

     2.3  Notices.
          --------
          Notices required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to the addresses first stated above unless and until one party notifies the other party of any change of address.

     2.4  Severability.
          -------------
          In the event that one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     2.5  Waivers.
          --------
          No waiver of any provision of this Agreement shall be deemed a waiver of any other provision, nor shall any single waiver constitute a continuing waiver. The failure of any party as to seek redress for violation of, or as to insist upon the strict performance of any covenant or condition of this Agreement, shall not prevent a subsequent act which would have originally constituted a violation, from having the effect of an original violation.

     2.6  Counterparts and Facsimiles.
          ----------------------------
          This Agreement may be executed in several counterparts, and as so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all parties are not signatory as to one original or the same counterpart. Facsimile signatures are acceptable.

     2.8 Dispute The Parties agree that any dispute regarding this Agreement or the subject matter herein shall be decided by binding arbitration to be conduct ed in the state of Colorado by the American Arbitration Association, and that the prevailing party shall be entitled to an award of reasonable attorneys fees, costs and expenses.

     2.9  Governing Law.
          --------------
          This Agreement shall be construed under the laws of the State of Colorado.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, on the date first above written.


COMPANY:                                             LENDER:

Pipeline Technologies, Inc.


By:                                           By:
   ---------------------------                    ------------------------------
     Timothy Murtaugh, CEO


                                        4

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